Exhibit 99.2

Notice of Guaranteed Delivery
Caleres, Inc.
Offer For All Outstanding
6.250% Senior Notes Due 2023
in exchange for
6.250% Senior Notes Due 2023
which have been registered under the
Securities Act of 1933, as amended
Pursuant to the Prospectus dated                , 2015
This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer, as defined below, if (i) certificates for Caleres, Inc.’s (the “Company”) 6.250% Senior Notes Due 2023, referred to as the Original Notes, are not immediately available or if all required documents are unlikely to reach Wells Fargo Bank, National Association, the Exchange Agent, on or prior to the expiration date, as defined below, or (ii) a book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, facsimile, mail or overnight carrier to the Exchange Agent. See “The Exchange Offer-Procedures for Tendering Original Notes” in the Prospectus dated , 2015. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, (a) a properly completed and duly executed Notice of Guaranteed Delivery must be delivered on or prior to the expiration date and (b) a properly completed and duly executed Letter of Transmittal relating to the Original Notes or a facsimile thereof, or an agent’s message in lieu thereof, together with the Original Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent’s account at The Depository Trust Company, must be received by the Exchange Agent within three (3) New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery. Unless indicated otherwise, capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus or the Letter of Transmittal, as the case may be.

The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on                , 2015, unless extended (the “Expiration Date”). Tenders may be withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date.

The Exchange Agent for the Exchange Offer is:
Wells Fargo Bank, National Association

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building - 12th Floor
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

Or
By Facsimile Transmission:
(612) 667-6282
Telephone:
(800) 344-5128

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Caleres, Inc., a New York corporation, upon the terms and subject to the conditions set forth in the Prospectus dated                , 2015, as the same may be amended or supplemented from time to time, and the related Letter of Transmittal, which together constitute the Exchange Offer, receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer-Procedures for Tendering Original Notes-Guaranteed Delivery.”

Aggregate Principal Amount Tendered*_________________________________________________________

Name of Registered Holder(s)__________________________________________________________________

Certificate No(s). (if available)_________________________________________________________________

Total Principal Amount Represented by Original Note Certificate(s) ________________________________

If Original Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:_______________________________________________________________________

Date:_______________________________________________________________________________________

*Must be in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE
Signature of Registered Holder(s) or Authorized Signatory: _____________________________________________
_____________________________________________________________________________________________
Name(s) of Registered Holder(s): __________________________________________________________________
______________________________________________________________________________________________
                                                                                           Date: ____________________________________________
                                                                                           Address: _________________________________________
                                                                                           ________________________________________________
                                                                                           Area Code and Telephone No. _______________________
The Notice of Guaranteed Delivery must be signed by the holder(s) of the Original Notes exactly as their name(s) appear on certificates for the Original Notes or on a security position listing as the owner of the Original Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney‑in‑fact, officer or other person acting in a fiduciary or representative capacity, that person must provide the following information, and unless waived by the Company, provide proper evidence satisfactory to the Company of such person’s authority to act.
Please print name(s) and address(es)
Name(s): ______________________________________________________________________________________
Capacity: ______________________________________________________________________________________
______________________________________________________________________________________________
Address(es): ___________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)
The undersigned, a firm which is a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., a bank, trust company or other nominee having an office or correspondent in the United States or another eligible guarantor institution (as defined in the Prospectus), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the Letter of Transmittal, together with the Original Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent’s account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with any other documents required by the Letter of Transmittal, within three trading days for the New York Stock Exchange after the date of execution of this Notice of Guaranteed Delivery.
The undersigned acknowledges that (1) it must deliver to the Exchange Agent the Letter of Transmittal or a facsimile thereof, or an agent’s message in lieu thereof, and the Original Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent’s account at DTC within the time period set forth above and (2) that failure to do so could result in a financial loss to the undersigned.
Name of Firm: __________________________________________________________________________________
______________________________________________________________________________________________
Address:
______________________________________________________________________________________________
______________________________________________________________________________________________
(Include Zip Code)
Area Code and Telephone Number:
______________________________________________________________________________________________
Authorized Signature:
______________________________________________________________________________________________

Name:
______________________________________________________________________________________________
(Please Print)
Title:
______________________________________________________________________________________________
Dated: _______________________
     Do not send certificates for Original Notes with this form. Actual surrender of certificates for Original Notes must be made pursuant to, and be accompanied by, an executed Letter of Transmittal.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY
1.    Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery must be received by the Exchange Agent at one of its addresses set forth in this Notice of Guaranteed Delivery before the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder of Original Notes, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, we recommend registered mail with return receipt required, properly insured. As an alternative to delivery by mail, holders may wish to use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the Prospectus and Instruction 1 of the Letter of Transmittal.
2.    Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Notes referred to in this Notice of Guaranteed Delivery, the signatures must correspond exactly with the name(s) written on the face of the Original Notes without alteration, enlargement, or any change whatsoever.
If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the Original Notes, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.
If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Original Notes listed or a participant of DTC whose name appears on a security position listing as the owner of the Original Notes, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed exactly as the name(s) of the registered holder(s) appear(s) on the Original Notes or signed as the name of the participant is shown on DTC’s security position listing, and also must be accompanied by such opinions of counsel, certifications and other information as Caleres or the trustee for the Original Notes may require in accordance with the restrictions on transfer applicable to the Original Notes.
If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit the Notice of Guaranteed Delivery evidence satisfactory to the Company of the person’s authority to so act.
3.    Questions, Requests For Assistance And Additional Copies. Questions and requests for assistance may be directed to the Exchange Agent at one of its addresses and telephone number set forth on the front of this Notice of Guaranteed Delivery. Additional copies of the Prospectus, the Letter of Transmittal, the Notice of Guaranteed Delivery and Form W-9 may be obtained from the Exchange Agent at the addresses and telephone/ facsimile numbers indicated above, or from your broker, dealer, commercial bank, trust company or other nominee.